Exhibit 99


                 Release News Release News Release News Release

[American Express Logo]                                American Express Company
                                                       American Express Tower
                                                       World Financial Center
                                                       New York, N.Y. 10285-4815

    Contacts:        Michael J.  O'Neill                David Kanihan
                     212-640-5951                       612-678-4925
                     mike.o'neill@aexp.com              david.e.kanihan@aexp.com


FOR IMMEDIATE RELEASE



                     AMERICAN EXPRESS TO SPIN OFF FINANCIAL
                        ADVISORS BUSINESS TO SHAREHOLDERS


        American Express to Focus on Global Payments and Network Business


                           Financial Advisors to Gain
      Resources to Grow as Leading Independent Provider of Financial Advice



         NEW YORK, February 1 -- American Express Company today announced plans to pursue a spin-off to shareholders of its American Express Financial Advisors
(AEFA) unit. Shareholders would receive 100 percent of the common shares of American Express Financial Corporation, through which the financial advisors business is conducted. The transaction is intended to be tax free to shareholders and expected to be completed in the third quarter of 2005, subject to certain conditions.

         "This spin-off will create two distinct businesses and allow them to capitalize on their respective growth opportunities," said Kenneth I. Chenault, chairman and chief executive officer, American Express. "Both businesses are generating positive momentum. They have robust competitive advantages and the progress they have made in recent years will be accelerated by allowing them to now pursue independent strategies.

         "As an independent company, AEFA would not have to compete for capital or management resources with other American Express businesses, and therefore would be able to react more quickly to market opportunities for new products, partnerships and expansion. It would be well equipped to help drive changes in its industry and leverage the potential of its financial planning-based business model."

         After the spin-off, American Express will consist of the world's largest charge and credit card business, and a network that processes more than $400 billion in transaction volume from several million merchants throughout the world. It will have a broad based, global franchise with leadership positions in the consumer, small business, middle market and large corporate card sectors. It will continue to grow its network business which today has more than 85 partners worldwide. American Express will also operate the leading global travel and Travelers Cheque businesses and an international bank serving affluent consumers and financial institutions.

         These businesses delivered approximately $22 billion of revenues and net income of $2.7 billion in 2004. The revenues are largely fee-based and are generated from cards-in-force, Cardmember spending, network transaction processing, loyalty/ reward programs and travel sales. Additional revenues are generated from lending and investment portfolios. These businesses generally deliver superior returns on equity and cash flow and are able to return a significant portion of free capital to shareholders.

         AEFA is a leading player in financial planning and advice services, asset management, insurance, annuities and related businesses. It generated revenues of approximately $7 billion and net income of approximately $700 million in 2004. With direct access to capital markets, AEFA will have greater flexibility and resources to grow its business and capitalize on investor interest in large, successful financial services companies.

         Currently, AEFA has:

         -- a nationwide network of more than 12,000 advisors, serving more than
         2.5 million clients;

         -- a proven financial planning and advice model making it the largest provider of financial plans in the U.S. market;

         -- over $410 billion in assets owned, managed and administered;

         -- over $145 billion of life insurance in force;

         -- a strong international presence with the recent acquisition of U.K.- based Threadneedle Asset Management;

         -- solid performance relative to industry peers;

         -- a conservative risk profile; and,

         -- a strong, experienced management team that will continue to be led by James Cracchiolo as chairman and chief executive.

         The two companies will be independent, have separate public ownership, boards of directors and management. They will enter into exclusive marketing affiliations that will allow AEFA to continue to use the American Express name for a transition period following completion of the spin-off. Both companies will also continue an exclusive marketing affiliation for a transitional period that entails certain co-branded programs, including working arrangements with partners such as Delta Air Lines and Costco and AEFA's Gold and Platinum Financial Services offerings.

            James Cracchiolo, chairman and CEO of American Express Financial Advisors and Group President, Global Financial Services said: "We are excited about the opportunity to establish AEFA as an independent financial services company. We intend to build upon a unique and proven model with the objective of being an industry leader. Being a part of American Express has been beneficial for our business and our marketing affiliation will provide an important element of continuity as we develop our own brand. With the improvements we have made to our business and the opportunities for growth in our industry, we have the platform for future success as an independent player. AEFA is in a strong competitive position, and the increased flexibility and management focus we will gain will help us to capitalize on the advantages of our business model and help drive the transformation of an industry that is undergoing fundamental changes."

         Over the past three years, AEFA has made good progress in wide-ranging efforts to strengthen its business and position it for long-term success. These efforts have included:

         o        improving its earnings, revenues and ROE;

         o growing the advisor force and improving the economics of its distribution network;

         o broadening its asset management business internationally through the 2003 acquisition of Threadneedle Asset Management, a leading European asset manager based in the United Kingdom;

         o significantly enhancing its investment management talent and infrastructure, which has led to improved performance in fixed income and equity portfolios;

         o strengthening its balance sheet and lowering its risk profile by reducing high yield bond holdings in its owned investment portfolio; and,

         o accelerating new product development in mutual fund, insurance, annuity, brokerage and financial planning and advice products and services.

         "AEFA is an outstanding business with a 110-year history of success. Over the past two decades it has made strong contributions and built substantial value for American Express," said Mr. Chenault. "We've made great progress in recent years under Jim Cracchiolo and his leadership team and the best way to build on that momentum is for AEFA to have its own common stock and investor base."

         Mr. Chenault said: "Our card payments and processing business is in an excellent position, with strong momentum and the broadest range of growth opportunities we have ever seen. Over the past three years, this business has delivered exceptional returns on the investments we've made. In 2004, we grew card spending to record levels, maintained industry leading credit quality, and gained share against our network competitors at the fastest rate in many years. In short, the traditional card business is delivering exceptional performance across the board. Now, in addition, we also have substantial new opportunities with the opening of our network business in the United States, which is transforming the card industry. The potential for growth and superior returns in our card and network businesses is enormous."

         Following the spin-off, American Express plans to raise its return on equity target from 18-20 percent to 28-30 percent and maintain its current dividend.

         At the time of the spin-off, American Express intends to provide additional capital to AEFA that will provide appropriate liquidity and a senior debt rating that will allow it to have efficient access to the capital markets. Additionally, AEFA's insurance business will be capitalized in a manner that is intended to support its current financial strength rating.

         American Express anticipates that it will incur spin-off related expenses associated with establishing an independent company. Cumulatively, these expenses could be significant. Under current accounting, they will be recorded in each quarter as incurred, at American Express or AEFA as appropriate. The company expects to disclose these transitional operating expenses in its quarterly results.

         The transaction is subject to conditions, including the necessary regulatory approvals and the receipt of a favorable tax ruling and/or opinion, as well as final board approval. Final terms of the transaction have not yet been determined and will be announced at a later date.

         Goldman, Sachs & Co, Citigroup Global Markets, and the law firm of Cleary Gottlieb Steen & Hamilton LLP are advising American Express on this transaction.

         American Express Company (www.americanexpress.com), founded in 1850, is a global travel, financial and network services provider.


                                      # # #

Note: An investor conference call to discuss the company's plans to pursue a spin-off to shareholders of its American Express Financial Advisors unit will be held at 9:15 a.m. (ET) today. Live audio of the conference call, as well as the written presentation by company management will be accessible to the general public on the American Express web site at http://ir.americanexpress.com. A replay of the conference call also will be available today at the same web site address.


Forward-looking statements

This press release includes forward-looking statements, which are subject to risks and uncertainties. The words "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely," and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect current estimates, projections, or expectations concerning a contemplated transaction. The Company's ability to effect any such transaction and its ultimate affect on the Company's and AEFA's results may differ materially from those included in the forward-looking statements. Consummation of the spin-off transaction is conditioned on, among other things, receipt of a satisfactory tax ruling from the Internal Revenue Service and/or a satisfactory tax opinion, receipt of regulatory approvals and final approval of the board of the Company. Among other things, gains and losses of customers, consumer demand patterns, labor relations, existing and new competition, industry alliances, consolidation, interest rates and growth patterns within the industries in which the Company and AEFA compete and any deterioration in the economy may individually or in combination impact future results of the Company and/or AEFA and the ability to effect a transaction. In addition to factors mentioned above and in the Company's Form 10-Q for the period ended September 30, 2004, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, could affect the forward-looking statements in this press release. Forward-looking statements speak only as of the date they were made and the Company undertakes no obligation to update or revise any forward-looking statements in light of new information or future events.